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                                                                    EXHIBIT 99.3

                      FORM OF OPTION ASSUMPTION AGREEMENT
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                                                                    Exhibit 99.3

                       GASONICS INTERNATIONAL CORPORATION

                       STOCK OPTION ASSUMPTION AGREEMENT
                        GAMMA PRECISION TECHNOLOGY, INC.

                             1998 Stock Option Plan



Optionee: First Name Last Name

          STOCK OPTION ASSUMPTION AGREEMENT effective as of the 13th day of September, 2000.

          WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Gamma Precision Technology, Inc., a California corporation ("Gamma"), which were granted to Optionee under the Gamma Precision Technology, Inc. 1998 Stock Option Plan (the "Plan").

          WHEREAS, each of those options is evidenced by a Stock Option Agreement (the "Option Agreement") issued to Optionee under the Plan.

          WHEREAS, Gamma has been acquired by GaSonics International Corporation, a Delaware corporation ("GaSonics"), through the merger (the "Merger") of GPT Acquisition Corp., a California corporation and a wholly owned subsidiary of GaSonics ("Merger Sub"), with and into Gamma, pursuant to the Merger Agreement, by and among GaSonics, Gamma and Merger Sub, dated August 30, 2000 (the "Merger Agreement").

          WHEREAS, the provisions of the Merger Agreement require the obligations of Gamma under each outstanding option under the Plan to be assumed by GaSonics at the consummation of the Merger and the holder of each outstanding option to be issued an agreement evidencing the assumption of such option.

          WHEREAS, the purpose of this Agreement is to evidence the assumption by GaSonics of the outstanding options held by Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to those options which have become necessary in connection with their assumption by GaSonics in the Merger.

          NOW, THEREFORE, it is hereby agreed as follows:


          1. The number of shares of Gamma common stock ("Gamma Stock") subject to the options held by Optionee immediately prior to the Effective Time (the "Gamma Options") and the exercise price payable per share are set forth below. GaSonics hereby assumes, as of the Effective Time, all the duties and obligations of Gamma under each of the Gamma Options. In connection with such assumption, the number of shares of GaSonics common stock ("GaSonics Stock") purchasable under each Gamma Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Option Exchange Amount set forth in the Merger
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Agreement. Accordingly, the number of shares of GaSonics Stock subject to each
Gamma Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of GaSonics Stock under the assumed Gamma Option shall also be as indicated for that option below.

--------------------------------------------------------------------------------------------------
             GAMMA STOCK OPTIONS                           GASONICS ASSUMED OPTIONS
--------------------------------------------------------------------------------------------------
                                                      # of Shares
 # of Shares of Gamma        Exercise Price           of GaSonics            Adjusted Exercise
     Common Stock               per Share             Common Stock            Price per Share
---------------------------------------------------------------------------------------------------
                                    $                                                $
---------------------------------------------------------------------------------------------------

          2. The intent of the foregoing adjustments to each assumed Gamma Option is to assure that the spread between the aggregate fair market value of the shares of GaSonics Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will not, immediately after the consummation of the Merger, be greater than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Gamma Stock subject to the Gamma Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Gamma Option immediately prior to the Merger.

          3.  Each Gamma Option shall continue to have a maximum term of ten
(10) years from the date of grant, subject to earlier termination (as provided in the applicable Option Agreement) following Optionee's cessation of service or employment.

          4. The following provisions shall govern each Gamma Option hereby assumed by GaSonics:

                  (a) Unless the context otherwise requires, all references in each Option Agreement and the Plan (to the extent incorporated into such Option Agreement) shall be adjusted as follows: (i) all references to the "Company" shall mean GaSonics, (ii) all references to "Stock," "Common Stock" or "Shares" shall mean shares of GaSonics Stock, (iii) all references to the "Board" shall mean the Board of Directors of GaSonics and (iv) all references to the "Committee" shall mean the Compensation Committee of the GaSonics Board of Directors.

                  (b) Except as modified by this Agreement, the grant date and the expiration date of each assumed Gamma Option and all other provisions which govern either the exercise or the termination of the assumed Gamma Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Plan and the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase GaSonics Stock under the assumed Gamma Option.
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                  (c)  Each Gamma Option assumed by GaSonics which was
          originally designated as an Incentive Stock Option under the federal tax laws is intended to retain such Incentive Stock Option status to the maximum extent allowed by law. However, according to the terms of the Merger Agreement negotiated between GaSonics and Gamma, Optionees may lose Incentive Stock Option status with respect to their assumed Gamma Options. Accordingly, Optionee acknowledges that Incentive Stock Option status may be lost with respect to certain assumed Gamma Options and Optionee hereby releases GaSonics and Merger Sub from any and all claims arising from the loss of such status.

                  (d) Each Gamma Option hereby assumed by GaSonics shall continue to vest and become exercisable in accordance with the same installment vesting schedule in effect for that option under the applicable Option Agreement immediately prior to the Effective Time; except, that the number of shares subject to each such installment shall be adjusted to reflect the Option Exchange Amount.

                  (e) For purposes of applying any and all provisions of the Option Agreement and the Plan relating to Optionee's status as an employee or a consultant of Gamma, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to GaSonics or any present or future majority-owned GaSonics subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Gamma Options upon Optionee's cessation of service as an employee or a consultant of Gamma shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with GaSonics and its subsidiaries, and each assumed Gamma Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of employee or consultant status.

                  (f) The adjusted exercise price payable for the GaSonics Stock subject to each assumed Gamma Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of GaSonics Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Gamma Stock prior to the Merger shall be taken into account.

                  (g) In order to exercise each assumed Gamma Option, Optionee must deliver to GaSonics a written notice of exercise in which the number of shares of GaSonics Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of GaSonics Stock and should be delivered to GaSonics at the following address:
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                      GaSonics International Corporation
                      2730 Junction Avenue
                      San Jose, CA  95134-1909
                      Attention:  President

          5. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

          IN WITNESS WHEREOF, GaSonics International Corporation has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the ____ day of September, 2000.


                                         GASONICS INTERNATIONAL CORPORATION


                                         By:__________________________________
                                            Asuri Raghavan, President


                                ACKNOWLEDGMENT

          The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Gamma Options hereby assumed by GaSonics are as set forth in the Option Agreement, the Plan and such Stock Option Assumption Agreement.



                                         _______________________________
                                         Employee, Optionee


DATED:  September __, 2000